Exhibit 4.3
BOB EVANS FARMS, INC.
AND
BEF HOLDING CO., INC.
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
Dated as of January 15, 2005

Re:	Note Purchase Agreement dated as of July 28, 2004 and $190,000,000 aggregate principal amount of Senior Notes due July 28, 2007-2016
To each of the institutional investors (the “Noteholders”)
Named in Schedule I attached hereto
Ladies and Gentlemen:
     Reference is made to the Note Purchase Agreement dated as of July 28, 2004 (the “Note Purchase Agreement”) by and among Bob Evans Farms, Inc., a Delaware corporation (the “Company”), BEF Holding Co., Inc., a Delaware corporation (the “Issuer”), and each of the institutional investors party thereto, under and pursuant to which, among other things, the Issuer originally issued and sold (i) $30,000,000 aggregate principal amount of its 3.74% Senior Notes, Series A, due July 28, 2007 (the “Series A Notes”), (ii) $40,000,000 aggregate principal amount of its 4.61% Senior Notes, Series B, due July 28, 2010 (the “Series B Notes”), (iii) $95,000,000 aggregate principal amount of its 5.12% Senior Notes, Series C, due July 28, 2014 (the “Series C Notes”), and (iv) $25,000,000 aggregate principal amount of its 5.67% Senior Notes, Series D, due July 28, 2016 (the “Series D Notes,” and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”). Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.
     WHEREAS, at the time of the first payment of interest to the holders of the Series D Notes it was discovered by the Issuer that method of computing interest was improperly identified in the form of Series D Note and in each such Series D Note issued at Closing as being “computed on the basis of a 360-day year and actual days elapsed” instead of “computed on the basis of a 360-day year of twelve 30-day months”;
     WHEREAS, the Issuer contacted the holders of the Series D Notes and it was agreed that interest on the Series D Notes should have been “computed on the basis of a 360-day year of twelve 30-day months”;

Bob Evans Farms, Inc.	First Amendment to
BEF Holding Co., Inc.	Note Purchase Agreement
     WHEREAS, the Issuer, the Company and the holders of the Notes wish to correct (effective from the date of the Closing) the mistaken method of computation of interest in the form of Series D Notes and in each Series D Note issued under the Note Purchase Agreement;
     NOW THEREFORE, the Company and the Issuer hereby jointly and severally agree with you in this First Amendment to Note Purchase Agreement (this or the “First Amendment”) as follows:

SECTION 1.	AMENDMENT TO EXHIBIT 1(D) (FORM OF 5.67% SENIOR NOTE, SERIES D) OF NOTE PURCHASE AGREEMENT.
     The first paragraph of Exhibit 1(d) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:
“FOR VALUE RECEIVED, the undersigned, BEF HOLDING CO., INC., a Delaware corporation (the “Issuer”), hereby promises to pay to [                    ], or its registered assigns, the principal sum of $[                    ] DOLLARS on July 28, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.67% per annum from the date hereof, payable quarterly, on the 28th of each January, April, July and October in each year, commencing October 28, 2004, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.67% or (ii) 2% over the rate of interest publicly announced by National City Bank from time to time in Cleveland, Ohio as its “base” or “prime” rate. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement.”
SECTION 2. EXCHANGE OF SERIES D NOTES.
     Each holder of a Series D Note hereby agrees that interest on the unpaid balance of such Note is and was, from and after the Closing Date, to be “computed on the basis of a 360-day year of twelve 30-day months”. In furtherance of this First Amendment, the Issuer agrees to issue new Series D Notes, as modified as provided in Section 1 of this First Amendment, but in all other respects identical to the Note issued to each holder at Closing (each a “Replacement Note”) and each such holder agrees to surrender the Series D Note delivered to it at Closing in exchange for such Replacement Note.

2

Bob Evans Farms, Inc.	First Amendment to
BEF Holding Co., Inc.	Note Purchase Agreement
SECTION 3. MISCELLANEOUS.
     Section 3.1 Ratification of Note Purchase Agreement and the Notes. Except as herein expressly amended, the Note Purchase Agreement and the Notes are in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Purchase Agreement or the Notes, as the case may be, is in conflict or inconsistent with any of the terms or provisions of this First Amendment, this First Amendment shall govern.
     Section 3.2 References to Note Purchase Agreement. References in the Note Purchase Agreement or in any Note, certificate, instrument or other document related to or delivered in connection with the transactions contemplated by the Note Purchase Agreement shall be deemed to be references to the Note Purchase Agreement and the Series D Notes as amended hereby and as further amended from time to time.
     Section 3.3. Successors and Assigns. This First Amendment shall be binding upon the Company, the Issuer and each Noteholder and their successors and assigns, including each successive holder or holders of any Notes.
     Section 3.4. Requisite Approval. This First Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions precedent: (a) the Company, the Issuer and the Required Holders (including all of the holders of the Series D Notes) shall have executed this First Amendment, (b) the Subsidiary Guarantor shall have executed and delivered the Acknowledgment and Consent in respect of the Subsidiary Guaranty and this First Amendment in the form attached hereto as Exhibit A, and (c) the Company and the Issuer shall have paid all reasonable out-of-pocket expenses incurred by each Noteholder in connection with the consummation of the transactions contemplated by this First Amendment.
     Section 3.5. Counterparts. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
     Section 3.6. Governing Law. The Note Purchase Agreement, as amended by this First Amendment, and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
[Signature Pages Follow]

3

     IN WITNESS WHEREOF, each of the Company and the Issuer has executed this First Amendment to Note Purchase Agreement as of the day and year first above written.

Bob Evans Farms, inc.
By:	/s/ Tod Spornhuaer
Its Senior Vice President of Finance

BEF Holding Co., Inc.
By:	/s/ Tod Spornhauer
Its Senior Vice President of Finance

Metropolitan Life Insurance Company
By	/s/ Timothy L. Powell
	Name:	Timothy L. Powell
	Title:	Director

General American Life Insurance Company By: Metropolitan Life Insurance Company, its Investment Manger
By	/s/ Timothy L. Powell
	Name:	Timothy L. Powell
	Title:	Director

New England Life Insurance Company By: Metropolitan Life Insurance Company, its Investment Manger
By	/s/ Timothy L. Powell
	Name:	Timothy L. Powell
	Title:	Director

Nationwide Life Insurance Company Nationwide Life and Annuity Insurance Co. Nationwide Mutual Insurance Co.
By	/s/ Joseph P. Young
	Name:	Joseph P. Young
	Title:	Authorized Signatory

Pacific Life Insurance Company (Nominee: Mac & Co.)
By	/s/ Violet Osterberg
	Name:	Violet Osterberg
	Title:	Assistant Vice President

By	/s/ Peter S. Fiek
	Name:	Peter S. Fiek
	Title:	Assistant Secretary

Teachers Insurance and Annuity Association of America
By	/s/ Marina Mavrakis
	Name:	Marina Mavrakis
	Title:	Managing Director

Allstate Life Insurance Company
By	/s/ Jeffrey J. Cannon
	Name:	Jeffrey J. Cannon

By	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
Authorized Signatories

Allstate Insurance Company
By	/s/ Jeffrey J. Cannon
	Name:	Jeffrey J. Cannon

By	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
Authorized Signatories

American Heritage Life Insurance Co.
By	/s/ Jeffrey J. Cannon
	Name:	Jeffrey J. Cannon

By	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
Authorized Signatories

Jackson National Life Insurance Company By: PPM American, Inc. as attorney in fact, on behalf of Jackson National Life Insurance Company
By	/s/ Mark Staub
	Name:	Mark Staub
	Title:	Vice President

The Prudential Assurance Company Limited By: PPM American, Inc. as attorney in fact, on behalf of Jackson National Life Insurance Company
By	/s/ Mark Staub
	Name:	Mark Staub
	Title:	Vice President

Ameritas Life Insurance Corp. By: Ameritas Life Insurance Advisors, Inc., as Agent
By	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President — Fixed Income Securities

Acacia Life Insurance Company By: Ameritas Life Insurance Advisors, Inc., as Agent
By	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President — Fixed Income Securities

The Northwestern Mutual Life Insurance Company
By	/s/ Timothy S. Collins
	Name:	Timothy S. Collins
Its Authorized Representative

The guardian Life Insurance Company of america
By	/s/ Brian Keating
	Name:	Brian Keating
	Title:	Director, Fixed Income

NOTEHOLDERS

Outstanding
Aggregate Principal
amount of
Names of Noteholders	notes
Metropolitan Life Insurance Company	$17,000,000
General American Life Insurance Company	$2,000,000
New England Life Insurance Company	$1,000,000
Nationwide Life Insurance Company	$17,000,000
Nationwide Life and Annuity Insurance Company	$5,000,000
Nationwide Mutual Insurance Company	$3,000,000
Pacific Life Insurance Company	$25,000,000
Teachers Insurance and Annuity Association of America	$15,000,000
Allstate Life Insurance Company	$28,000,000
Allstate Insurance Company	$7,000,000
American Heritage Life Insurance Company	$5,000,000
Jackson National Life Insurance Company	$20,000,000
The Prudential assurance Company Limited	$15,000,000
Ameritas Life Insurance Corp.	$3,000,000
Acacia Life Insurance Company	$2,000,000
The Northwestern Mutual Life Insurance Company	$15,000,000
The Guardian Life Insurance Company of America	$10,000,000
total	$190,000,000
SCHEDULE I
(to First Amendment to Note Purchase Agreement)

ACKNOWLEDGMENT AND CONSENT
To the institutional investors named in
Schedule I to the First Amendment (as hereinafter described)
     This Acknowledgment and Consent (this “Acknowledgment and Consent”), dated as of January 15, 2005, is being delivered by the undersigned (the “Subsidiary Guarantor”), in respect of that certain Subsidiary Guaranty dated as of July 28, 2004 (the “Subsidiary Guaranty”), given in favor of the institutional investors referred therein, and in connection with the transactions contemplated by the First Amendment to Note Purchase Agreement, effective as of even date herewith (the “First Amendment”), by and among Bob Evans Farms, Inc., a Delaware corporation (the “Company”), BEF Holding Co., Inc., a Delaware corporation (the “Issuer”), and each of the institutional investors party thereto, in respect of the original Note Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the First Amendment.
     By executing this Acknowledgment and Consent as of the date hereof, the Subsidiary Guarantor:
     (i) acknowledges receipt of a copy of, and hereby consents to the terms of, the First Amendment;
     (ii) ratifies and confirms the Subsidiary Guaranty; and
     (iii) confirms that the Subsidiary Guaranty continues unimpaired and in full force effect.
[Signature Pages for Acknowledgment and Consent Follow]
EXHIBIT A
(to First Amendment to Note Purchase Agreement)

     This Acknowledgment and Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Acknowledgment and Consent may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.
     IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Acknowledgment and Consent to be executed as of the day and year first above written.

MIMI’S CAFE, LLC
By	/s/ Tod Spornhauer
Its: Senior Vice President of Finance